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                                                                EXHIBIT 15


                         ACKNOWLEDGMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS
                 REGARDING INDEPENDENT AUDITOR'S REVIEW REPORT



The Board of Directors
Northfield Laboratories Inc.:

With respect to the registration statement on Form S-8 of Northfield Laboratories Inc., we acknowledge our awareness of the use therein of our report dated September 26, 1997 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.



                                             KPMG Peat Marwick LLP





Chicago, Illinois
October 10, 1997